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                                                                    Exhibit 23.2




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of Genzyme Corporation to register 1,758 shares of Genzyme Tissue Repair Division Common Stock and 2,018 shares of Genzyme Molecular Oncology Division Common Stock of our report dated March 3, 1997 relating to the financial statements of PharmaGenics, Inc. included in Genzyme Corporation's report on Form 8-K dated June 18, 1997 and to all references to our firm included in this registration statement.


                                      /s/ Arthur Andersen LLP

                                      Arthur Andersen LLP



Roseland, New Jersey
December 9, 1998